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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                 WITH RESPECT TO
                        GRANITE BROADCASTING CORPORATION
               8 7/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2008

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the 8 7/8% Series A Senior Subordinated Notes due 2008 (the "Old Notes") of Granite Broadcasting Corporation who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in The "Exchange Offer--Guaranteed Delivery Procedures" of the Prospectus dated July 7, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and in Instruction 1 to the Letter of Transmittal. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus or the Letter of Transmittal.

                  The Exchange Agent For The Exchange Offer Is:

                              The Bank Of New York


    By Registered or Certified Mail             Facsimile Transmissions:                By Hand Or Overnight Delivery
                                             (Eligible Institutions Only)

          The Bank of New York                       (212) 815-6339                          The Bank of New York
         101 Barclay Street, 7E                                                               101 Barclay Street
        New York, New York 10286                  Confirm By Telephone:                Corporate Trust Services Window
          Attn.: Diana Torres                        (212) 815-5789                              Ground Level
         Reorganization Section

            ----------------                                                               New York, New York 10286
                                                  For Information Call:                      Attn.: Diana Torres

                                                                                            Reorganization Section

                                                     (212) 815-5789                            ----------------
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     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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         PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLLY.

Ladies and Gentlemen:

     The undersigned hereby tenders to Granite Broadcasting Corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedure for Tendering" and in Instruction 1 of the Letter of Transmittal.

Aggregate Principal                           Name(s) of Registered Holder(s):
Amount Tendered: $
                  --------------------------  --------------------------------
Certificate No(s)
(if known):
           ---------------------------------

(Total Principal Amount Represented by
Old Notes Certificate(s))

$
 -------------------------------------

[]      The Depositary Trust Company ("DTC")
(Check if Old Notes will be tendered by book-entry transfer and provide the following information):

DTC Account Number:
                   -------------------------
Date:
     ----------------------------------------

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

X
 ------------------------                        -------------------------
X
 ------------------------                        -------------------------
   Signature(s) of Owner(s)                      Date
   or Authorized Signatory

Area Code and Telephone Number:
                               ------------------

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                      Please print name(s) and address(es)

Name(s):      -----------------------------------------------------------------
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Capacity:     -----------------------------------------------------------------
Address(es):  -----------------------------------------------------------------
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               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities
     Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent, at one of its addresses set forth above, either the Old
     Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

     ---------------------------------              ---------------------------
        Name of Firm                                Authorized Signature
     ---------------------------------              ---------------------------
          Address                                           Title
     ---------------------------------              ---------------------------
          Zip Code                                  (Please Type or Print)

     Area Code and Telephone No.______              Dated:_____________________

-------------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF
NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF
TRANSMITTAL.





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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange
Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange
Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of
Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.















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